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                                                                     EXHIBIT 15

Security Capital Pacific Trust
El Paso, Texas

Ladies and Gentlemen:

Re: Registration Statement No. 333-4455 on Form S-4

  With respect to the subject registration statement, we acknowledge our awareness of the incorporation therein of our AU 722 report dated April 23, 1996 related to our review of interim financial information.

  Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                          Very truly yours,

                                          KPMG Peat Marwick LLP

Chicago, Illinois

August 12, 1996